Exhibit 10.12

NUVECTRA CORPORATION

2016 EQUITY INCENTIVE PLAN

1	PURPOSE

The name of this plan is the Nuvectra Corporation 2016 Equity Incentive Plan (as it may be amended from time to time, the “Plan”). This Plan was adopted by the Board of Managers of QiG Group, LLC in expectation of the Spin-off (as defined below) and QiG Group, LLC’s conversion from a Delaware limited liability company to a Delaware corporation with the name of Nuvectra Corporation (“Nuvectra”) and approved by Greatbatch Ltd., as sole member of QiG Group, LLC, effective as of March 14, 2016 (the “Effective Date”).

The purpose of this Plan is to promote the interests of Nuvectra (together with its Subsidiaries, the “Company”), and its stockholders by providing officers, other employees, non-employee directors and non-employee consultants and service providers of the Company with appropriate incentives and rewards to encourage them to enter into or continue in service to the Company and to acquire a proprietary interest in the long-term success of the Company, while aligning the interests of those officers, other employees, non-employee directors and non-employee consultants and service providers with the interests of the stockholders.

The Plan also governs the terms of Incentive Awards granted pursuant to the terms of the Employee Matters Agreement (“Spin-off Awards”) to current and former employees, directors or service providers of Greatbatch, Inc. (“Greatbatch”) or any of its subsidiaries in connection with the Spin-off.

2	DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a)            “Award Agreement” shall mean the written agreement between the Company and a Participant or other document approved by the Committee evidencing an Incentive Award.

(b)            “Board of Directors” shall mean the Board of Directors of Nuvectra.

(c)            “Cause,” and the term “for Cause” shall mean,

(1)     with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements, or

(2)     in all other cases, (i) with respect to a Participant, other than a non-employee director, a determination by the Committee, in its sole discretion, that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such Participant to substantially perform his or her duties to the Company that shall not have been corrected within thirty (30) days following written notice thereof from the Company, (B) any misconduct by such Participant that is significantly injurious to the Company, (C) any breach by such Participant of any covenant contained in a written agreement between the Participant and the Company, including, for avoidance of doubt, an Award Agreement or other instrument pursuant to which an Incentive Award is granted, (D) such Participant’s conviction of, or entry of a plea of guilty or nolo contendere in respect of, any felony that results in, or is reasonably expected to result in, economic or reputational injury to the Company or (E) any material violation of state or federal securities laws or (ii) with respect to a Participant that is a non-employee director, a determination by a majority of the disinterested members of the Board of Directors, in their sole discretion, that that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such non-employee director to substantially perform his or her duties to the Company that shall not have been corrected within thirty (30) days following written notice thereof from the Company, (B) any misconduct by such non-employee director that is significantly injurious to the Company, (C) any breach by such non-employee director of any covenant contained in an Award Agreement or other instrument pursuant to which an Incentive Award is granted, (D) such non-employee director’s conviction of, or entry of a plea of guilty or nolo contendere in respect of, any felony that results in, or is reasonably expected to result in, economic or reputational injury to the Company or (E) any material violation of state or federal securities laws.

(d)            “Change in Control” occurs if

(1)     any “Person” or related “Group” of Persons (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of Nuvectra normally entitled to vote for the election of directors of Nuvectra;

(2)     a sale of all or substantially all of the assets of the Company is consummated, in one transaction or a series of related transactions;

(3)     any merger or consolidation of Nuvectra is consummated in which the stockholders of Nuvectra immediately prior to such transaction own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of such surviving entity;

(4)     approval by the Company’s stockholders of a liquidation or dissolution of the Company; or

(5)     a majority of the members of the Board of Directors are replaced during any one-year period by directors whose appointment or election was not endorsed by a majority of the members of the Board of Directors as of immediately prior to the date of such appointment or election.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act. In addition, notwithstanding the foregoing, the Spin-off shall not constitute a Change in Control for purposes of the Plan. In addition, notwithstanding anything in the Plan to the contrary, to the extent an amount forming all or a portion of an Incentive Award represents deferred compensation under Section 409A of the Code that becomes payable upon the occurrence of a Change in Control, a “Change in Control” will not be considered to have occurred unless the event constitutes a change in control event under Section 409A of the Code.

(e)            “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any applicable regulations promulgated thereunder.

(f)            “Committee” shall mean the Compensation and Organization Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors and an “independent director” under the rules of any securities exchange on which the Company Stock is listed, quoted or traded. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of Section 162(m) of the Code.

(g)            “Company Stock” shall mean the common stock, par value $0.001 per share, of Nuvectra.

(h)            “Covered Employee” means a Participant who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i)            “Disability,” unless otherwise provided in an Award Agreement, shall mean

(1)     with respect to a Participant who is a party to a written employment agreement with the Company that contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements, or

(2)     in all other cases, means such Participant’s inability to perform substantially his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (A) for a continuous period for 180 days or one or more periods aggregating 180 days in any twelve-month period; (B) at such time as such Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (C) at such earlier time as such Participant or the Company submits medical evidence, in the form of a physician’s certification, that such Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent such Participant from substantially performing his duties for 180 days or longer.

(j)            “Employee Matters Agreement” shall mean that certain employee matters agreement entered into between Greatbatch and Nuvectra in connection with the Spin-off.

(k)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)           “Fair Market Value” means, for any particular date, (i) for any period during which the Company Stock shall be (A) listed for trading on a national securities exchange, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, (B) listed for trading on a national market system or (C) listed, quoted or traded on any automated quotation system, the closing price per share of Company Stock on such exchange or system as of the close of such trading day as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) the market price per share of Company Stock as determined in good faith by the Committee in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the first prior preceding day when the markets were open.

(m)          “Grant Date” shall mean the date or event specified by the Committee on which a grant of an Incentive Award will become effective (which date with respect to an Option or SAR will not be earlier than the date on which the Committee takes action with respect thereto), and, with respect to any Spin-off Award, shall mean the date the corresponding Greatbatch equity incentive award was originally granted.

(n)        “Incentive Award” shall mean an Option, SAR, share of Restricted Stock, Restricted Stock Unit or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan, including any Spin-off Award.

(o)        “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(p)        “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(q)        “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(r)        “Participant” shall mean an employee, a non-employee consultant or service provider, or non-employee director of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be. Participant shall also include persons entitled to receive Incentive Awards pursuant to the operation of the Employee Matters Agreement to whom a Spin-off Award has been made under the Plan.

(s)        “Performance-Based Award” means an Incentive Award granted to selected Covered Employees pursuant to Sections 7, 8, 9 or 10, but which is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(t)        “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) net earnings or net income (either before or after one or more of the following: interest, taxes, depreciation, amortization and non-cash equity-based compensation expenses), (ii) economic value-added (as determined by the Committee), (iii) sales or revenue, (iv) net earnings or net income (either before or after taxes), (v) operating earnings or income, (vi) cash flow (including, but not limited to, operating cash flow and free cash flow), (vii) gross profit or gross profit growth, (viii) cash flow return on capital, (ix) return on investment, (x) return on stockholders’ equity, (xi) return on assets or net assets, (xii) return on capital, (xiii) stockholder returns, (xiv) return on sales, (xv) gross or net profit margin, (xvi) productivity, (xvii) expenses or expense targets, (xviii) margins, (xix) improvement of capital structure, (xx) operating efficiency, (xxi) cost reduction or savings, (xxii) budget and expense management, (xxiii) customer satisfaction, (xxiv) working capital, (xxv) basic or diluted earnings or loss per share (before or after taxes), (xxvi) price per share of Company Stock (including, but not limited to growth measures or total stockholder return), (xxvii) completion of acquisitions or business expansion, (xxviii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product), (xxix) implementation or completion of critical products, (xxx) enterprise value, (xxxi) attainment of objective employee metrics or (xxxii) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a market index, group of other companies or a combination thereof. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(u)       “Performance Goals” means, for a Performance Period, the one or more goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, operational unit or an individual. The Performance Goals may be subject to a threshold level of performance below which no payment will be made or no vesting will occur, levels of performance at which specified payments will be made or specified vesting will occur, and a maximum level of performance above which no additional payment will be made or no vesting will occur. To the extent consistent with Section 162(m) of the Code, the Committee, in its sole discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. generally accepted accounting principles), or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws (including, without limitation, tax laws), regulations, accounting principles, or business conditions.

(v)      “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(w)      “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(x)      “Reprice” shall mean (A) changing the terms of an Incentive Award to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Incentive Award at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Incentive Award, unless the cancellation and exchange occurs in connection with a Change in Control. Such cancellation and exchange would be considered a Repricing regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(y)       A share of “Restricted Stock” shall mean a share of Company Stock that is granted pursuant to the terms of Section 9 hereof and that is subject to the restrictions set forth in Section 9(c).

(z)       “Restricted Stock Unit” means a contractual right to receive a share of Company Stock in the future that is granted pursuant to the terms of Section 10.

(aa)     “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

(bb)     “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

(cc)     “Spin-off” shall mean the spin-off of the Company from Greatbatch into an independent, publicly-traded company, effective as of March 14, 2016.

(dd)     “Stock Bonus” shall mean a bonus payable in shares of Company Stock or a payment made in shares of Company Stock pursuant to a deferred compensation plan of the Company.

(ee)     “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than fifty (50) percent of the combined voting power of all outstanding securities of such entity.

(ff)     “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Restricted Stock Unit may vest.

3	STOCK SUBJECT TO THE PLAN

(a)     Company Stock Available for Incentive Awards

The total number of shares of Company Stock reserved for issuance under the Plan shall not exceed (i) 1,128,410 shares (the “Share Limit”), and (ii) an additional number of shares of Company Stock equal to the number of shares of Company Stock subject to all Spin-off Awards outstanding immediately following the Spin-off. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)     Automatic Share Limit Increase

The Share Limit will automatically increase on January 1st of each year, for nine (9) years following the Effective Date, in an amount equal to four (4%) percent of the total number of shares of Company Stock outstanding on December 31st of the preceding year. The Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase of the Share Limit for such year or that the increase in the Share Limit for such year will be a smaller number of shares of Company Stock than would otherwise occur pursuant to the preceding sentence.

(c)     Total Grants by Award Type

Excluding any Spin-off Awards, the aggregate number of shares of Company Stock to be awarded under the Plan as Incentive Stock Options shall not exceed 1,128,410 shares. The number of shares of Company Stock available to be awarded as Incentive Stock Options will automatically increase on January 1st of each year by the lesser of (i) 410,000, or (ii) the number of shares added to the Share Limit under Section 3(b).  Any shares of Company Stock added to the Share Limit pursuant to Section 3(b) hereof shall be available for issuance as Incentive Stock Options only to the extent that making such shares of Company available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. With respect to SARs, when a stock settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the Share Limit as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(d)     Non-Employee Director Limitation

Excluding any Spin-off Awards, the maximum number of shares of Company Stock subject to Incentive Awards awarded during any fiscal year to a non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Incentive Awards based on the grant date fair value of such Incentive Awards for financial reporting purposes).

(e)     Employee Limitation

Excluding any Spin-off Awards, the aggregate number of shares of Company Stock subject to (i) Options and SARs awarded to any one employee during any fiscal year of the Company, including awards made pursuant to Section 12, shall not exceed 312,500 shares and (ii) Incentive Awards, other than Options and SARs, awarded to any one employee during any fiscal year of the Company shall not exceed 312,500 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(e) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.

(f)        Adjustment for Change in Capitalization

If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitations set forth in Sections 3(c), (d) and (e), will be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(f), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

(g)        Other Adjustments

In the event of any transaction or event described in Section 3(f) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate of the Company (including, without limitation, any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to preserve the economic intent with respect to any Incentive Award under the Plan, to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Incentive Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, including, if the Committee deems appropriate, the principles of Treasury Regulation Section 1.424-1(a)(5) except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Incentive Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions:

(i)     To provide for either (A) termination of any such Incentive Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 3(g) the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (B) the replacement of such Incentive Award with other rights or property selected by the Committee in its sole discretion;

(ii)     To provide that such Incentive Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)     To make adjustments in the number and type of shares of Company Stock (or other securities or property) subject to outstanding Incentive Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)     To provide that such Incentive Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)     To provide that the Incentive Award cannot vest, be exercised or become payable after such event.

(h)           Re-use of Shares

Other than with respect to any Spin-off Award, the aggregate number of shares of Company Stock issued under the Plan at any time shall equal only the number of shares of Company stock actually issued upon exercise or settlement of an Incentive Award. Other than with respect to any Spin-off Award, if an Incentive Award terminates, expires, is cancelled, forfeited, or lapses for any reason, any shares of Company Stock subject to the Incentive Award shall again be available for the grant of an Incentive Award pursuant to the Plan. Shares of Company Stock that are (i) used to pay the exercise price of an Option, (ii) delivered or withheld to satisfy tax withholding obligations with respect to an Incentive Award, (iii) covered by a stock-settled SAR that are not issued upon settlement of such SAR or (iv) not issued because cash (other than with respect to fractional shares) is issued in lieu of such shares of Company Stock pursuant to an Incentive Award will, in each case, not be available for further grants of Incentive Awards pursuant to the Plan. To the extent permitted by applicable law or any stock exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted towards the Share Limit and shall be available for grant pursuant to this Plan.

(i)           No Repricing

Absent stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to Reprice an Incentive Award; provided, however, that nothing in this Section 3(i) shall be construed to apply to the issuance of an Incentive Award that is a Spin-off Award, or the issuance of an Incentive Award in connection with the acquisition by the Company of an unrelated entity. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

(j)          Vesting Limitation on Restricted Stock and Restricted Stock Unit Awards.

Any Restricted Stock or Restricted Stock Unit Incentive Award (other than any Spin-off Awards) that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of Performance Goals) shall not fully vest more quickly than over the three year period beginning on the Grant Date. Any Restricted Stock or Restricted Stock Unit Performance-Based Awards (other than any Spin-off Awards) shall not vest prior to the first anniversary of the Grant Date. Notwithstanding anything to the contrary in this Section 3(j): (i) the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, Disability or termination of service, or upon a Change of Control, (ii) Incentive Awards that result in the issuance of an aggregate of up to five percent (5%) of the Share Limit (as may be adjusted as provided under the terms of the Plan) may be granted to any one or more Participants without respect to such minimal vesting provisions, and (iii) the minimal vesting restrictions shall not apply to any Incentive Award made to any member of the Board of Directors as a component of the payment for his or her service on the Board of Directors.

4	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall from time to time designate the persons who shall be granted Incentive Awards and the amount, type and other features of each Incentive Award.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award Agreement or any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence or absence due to military or government service shall constitute termination of employment. The determination of whether an individual has a Disability shall be made by the Committee. Decisions of the Committee shall be final and binding on all Participants. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to such share.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors, which approval shall not be unreasonably withheld or delayed) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5	ELIGIBILITY

The persons who shall be eligible to receive Incentive Awards under the Plan shall be such employees of the Company (including (i) employees who are also directors and (ii) prospective employees conditioned on their becoming employees), non-employee consultants or service providers, and non-employee directors of the Company as the Committee shall designate from time to time. In addition, persons entitled to receive Incentive Awards pursuant to the operation of the Employee Matters Agreement shall be eligible to receive Spin-off Awards under the Plan.

6	AWARDS UNDER THE PLAN; AWARD AGREEMENTS

The Committee may grant Options, SARs, shares of Restricted Stock, Restricted Stock Units and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7	OPTIONS

(a)            Identification of Options

Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.

(b)            Exercise Price

Each Award Agreement with respect to an Option shall set forth the amount (the “Exercise Price”) payable by the holder to the Company upon exercise of the Option. The Exercise Price for an Option shall be determined by the Committee but shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Company Stock on the Grant Date.

(c)            Term and Exercise of Options

(1)     The applicable Award Agreement will provide the date or dates on which an Option shall become exercisable. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than ten (10) years after the Grant Date. Unless the applicable Award Agreement provides otherwise, no Option (other than any Spin-off Awards) shall be exercisable prior to the first anniversary of the Grant Date.

(2)     An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)     Unless the Committee determines otherwise, an Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten (10) business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) by means of a broker assisted cashless exercise procedure complying with applicable law, and (iv) by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require.

(4)     Stock certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person reasonably promptly following the effective date on which the Option is exercised.

(d)            Limitations on Incentive Stock Options

(1)     Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations thereunder).

(2)     To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. Such Fair Market Value shall be determined as of the Grant Date on which each such Incentive Stock Option is granted.

(3)     No Incentive Stock Option may be granted to an individual if, at the time of the grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option (other than any Spin-off Awards) is not exercisable after the expiration of five years from the Grant Date on which such Incentive Stock Option is granted.

(e)            Effect of Termination of Employment

(1)     Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than for Cause, on account of Disability of the Participant or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year in the event of the Participant’s death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2)     Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)     In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall cease to be exercisable, if applicable, and expire at the commencement of business on the date of such termination.

(f)            Acceleration of Exercise Date Upon Change in Control

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control less the Exercise Price of each Option. Additionally, in the event of a Change of Control, with respect to any Option with an Exercise Price that equals or exceeds the price per share of Common Stock to be received by the other stockholders of the Company in the Change in Control, the Committee may in its discretion, cancel any outstanding Option without payment of consideration therefor.

(g)           Transferability of Option

Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may in its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code applicable to Incentive Stock Options), permit a Participant to transfer all or some of the Options to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. “Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren). Notwithstanding the foregoing, Non-Qualified Stock Options may be transferred to a Participant’s former spouse pursuant to a property settlement made part of an agreement or court order incident to the divorce.

8	SARS

(a)            Exercise Price

The exercise price per share of a SAR shall be determined by the Committee at the time of grant, but shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Company Stock on the Grant Date.

(b)            Benefit Upon Exercise

The exercise of SARs with respect to any number of shares of Company Stock shall entitle the Participant to receive unrestricted, fully transferable shares of Company Stock, which shall be issued reasonably promptly after the date on which the SARs are exercised, equal in value to the number of SARs exercised multiplied by (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Any fractional share amounts shall be settled in cash. Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(c)            Term and Exercise of SARS

(1)     The applicable Award Agreement will provide the dates or dates on which a SAR shall become exercisable. The Committee shall determine the expiration date of each SAR; provided, however, that no SAR shall be exercisable more than ten (10) years after the Grant Date. Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the Grant Date.

(2)     A SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)     Unless the Committee determines otherwise, a SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten (10) business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

(d)            Effect of Termination of Employment

The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.

(e)            Acceleration of Exercise Date Upon Change in Control

Upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding SARs and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such SARs based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control less the exercise price of each SAR. Additionally, in the event of a Change of Control, with respect to any SAR with an exercise price that equals or exceeds the price per share of Common Stock to be received by the other stockholders of the Company in the Change in Control, the Committee may in its discretion, cancel any outstanding SAR without payment of consideration therefor.

9	RESTRICTED STOCK

(a)          General and Vesting Date

Subject to the provisions of Section 3(j) hereof, on a Grant Date of any shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Vesting Date to each class. Reasonably promptly after any shares of Restricted Stock have been granted, the Company shall cause the specified number of shares of Restricted Stock to be issued in the name of the Participant in accordance with the provisions of Section 9(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 9(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall cease to apply to such share.

(b)            Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(c)            Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d)            Rights as Stockholder

Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Committee, all rights of a stockholder with respect to such shares, subject to any restrictions set forth in an Award Agreement, including the right to receive any dividend or other distribution with respect to such shares of Restricted Stock. The Committee in its sole discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(e)            Issuance of Certificates

(1)     Reasonably promptly after any shares of Restricted Stock have been granted, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued to such Participant unless it has received a stock power duly endorsed in blank from the Participant with respect to such shares. Each such stock certificate shall bear any such legend as the Committee may determine. Such legend shall not be removed until such shares vest pursuant to the terms hereof.

(2)     Each certificate issued pursuant to this Section 9(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.

(f)            Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 9(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a stock certificate evidencing such share, free of the legend set forth in Section 9(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(g)            Effect of Termination of Employment

(1)     Unless the applicable Award Agreement or the Committee determines otherwise, in the event of the termination of a Participant’s service to the Company for any reason other than for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited and returned to the Company. The Committee also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(2)     In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested prior to the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends credited on such shares by termination of any escrow arrangement under which such dividends are held or otherwise.

(h)            Effect of Change in Control

Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock that have not previously vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding shares of Restricted Stock and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such shares of Restricted Stock based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control.

10	RESTRICTED STOCK UNITS

(a)           Vesting Date

Subject to the provisions of Section 3(j) hereof, at the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Restricted Stock Units. The Committee may divide such Restricted Stock Units into classes and assign a different Vesting Date to each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and shares of Company Stock will be delivered pursuant to Section 10(b).

(b)           Benefit Upon Vesting

Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one unrestricted, fully transferable share of Company Stock for each Restricted Stock Unit scheduled to be vested on such date and not previously forfeited. Delivery of the share of Company Stock will occur as soon as practicable following the date of vesting or, if otherwise specified in the applicable Award Agreement, on such later settlement date or dates as specified in the Award Agreement, and a Participant will have only the rights of a general unsecured creditor of the Company with respect to each Restricted Stock Unit until delivery of the share or payment is made as specified in the Award Agreement. If explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to (i) pay cash or (ii) pay part in cash and part in Company Stock in lieu of delivering only shares of Company Stock in settlement of the Restricted Stock Unit. If a cash payment is made in lieu of delivering shares of Company Stock, the amount of such payment shall be equal to the Fair Market Value of the Company Stock as of the date on which such Restricted Stock Units vested or, if a later settlement date is specified in the Award Agreement, the Fair Market Value of the Company Stock as of the specified date of settlement. Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(c)            Conditions to Vesting

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(d)            Dividends on Restricted Stock Units

The Committee may, in its sole discretion and as would be set forth in the applicable Award Agreement, require each Restricted Stock Unit to be credited with dividends paid by the Company with respect to one share of Company Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee in its sole discretion. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock is forfeited, the Participant shall have no right to such Dividend Equivalents.

(e)            Effect of Termination of Employment

(1)     Unless the applicable Award Agreement or the Committee determines otherwise, Restricted Stock Units that have not vested, together with dividends, if any, credited on such Restricted Stock Units, shall be forfeited upon the Participant’s termination of employment for any reason other than for Cause.

(2)     In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant that have not vested as of the date of such termination shall immediately be forfeited, together with dividends, if any, credited on such shares.

(f)            Effect of Change in Control

Upon the occurrence of a Change in Control all outstanding Restricted Stock Units that have not theretofore vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Restricted Stock Units and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Restricted Stock Units based upon the price per share of Company Stock to be received by other stockholders of the Company in the Change in Control.

11	STOCK BONUSES

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12	PERFORMANCE-BASED AWARDS

(a)         Purpose.

The purpose of this Section 12 is to provide the Committee the ability to qualify Incentive Awards as Qualified Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 7, 8, 9 or 10; provided, however, that the Committee may in its sole discretion grant Incentive Awards to Covered Employees and to other Participants that are based on Performance Criteria or Performance Goals, but that do not satisfy the requirements of this Section 12.

(b)         Applicability.

This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards, which are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Incentive Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as Participants in such period or in any other period.

(c)         Procedures with Respect to Performance-Based Awards.

To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Sections 7, 8, 9 or 10 that may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Incentive Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Incentive Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount of an Incentive Award earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount of Incentive Award payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)         Payment of Performance-Based Awards.

Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if, and to the extent, the Performance Goals for such period are achieved.

(e)         Additional Limitations.

Notwithstanding any other provision of the Plan, any Incentive Award that is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13	RIGHTS AS A STOCKHOLDER

Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or have any rights as a stockholder with respect to, any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of shares of Company Stock relating to such Incentive Award to such holder of the Incentive Award.

Except as otherwise expressly provided in Sections 3(e) or (f) or as determined by the Committee in its sole discretion, no adjustment to any Incentive Award shall be made as a result of dividends or other rights being issued with respect to Company Stock for which the record date for such dividend or other rights occurred prior to the date on which the shares of Company Stock relating to such Incentive Award were issued to the holder of such Incentive Award.

14	SPIN-OFF AWARDS

(a)         Notwithstanding anything in the Plan to the contrary, the terms of the Plan will apply to Spin-off Awards only to the extent that such terms are not inconsistent with the Employee Matters Agreement.

(b)         Notwithstanding anything in the Plan to the contrary, the exercise price of a Spin-off Award that is an Option or an SAR may be less than the Fair Market Value of Company Stock on the date on which such Option or SAR is granted in order to preserve the intrinsic value, in full, of the outstanding Greatbatch equity award prior to the Spin-off.

(c)         For Spin-off Awards granted to Participants who remain active employees, directors or service providers of Greatbatch or any of its subsidiaries after the Spin-off, the Participant will be deemed to have terminated employment or service, as applicable, for purposes of his or her Spin-off Award when he or she terminates employment with or service to Greatbatch or its subsidiaries.

15	DEFERRAL OF AWARDS

The Committee may permit or require the deferral of payment or settlement of any Restricted Stock Unit or Stock Bonus subject to such rules and procedures as it may establish in its sole discretion. Payment or settlement of Options or SARs may not be deferred unless such deferral would not cause the provisions of Section 409A of the Code to be violated.

16	RESTRICTION ON TRANSFER OF SHARES

The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Incentive Award, restrictions on the ability of the Participant to sell or transfer such shares of Company Stock.

17	NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment with the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

18	SECURITIES MATTERS

(a)     The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the NASDAQ Stock Market or any other securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

(b)     The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the NASDAQ Stock Market or any other securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c)     It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

19	WITHHOLDING TAXES

Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Any fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares of Company Stock to be delivered pursuant to an Incentive Award. Any tax withholding above the minimum amount of tax required to be withheld must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant.

20	NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) and permitted under the terms of the Award Agreement, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

21	NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(b) OF THE CODE

Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten (10) days of such disposition.

22	AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m), Section 422 or Section 409A of the Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

23	NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

24	TRANSFERS UPON DEATH; NONASSIGNABILITY

Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

Except as otherwise provided in this Plan, no Incentive Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

25	EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

26	FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

27	EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth (10th) anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

28	FRACTIONAL SHARES

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other securities or property shall be issued or paid in lieu of fractional shares of Company Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

29	CLAWBACK

Any Incentive Award that is subject to recovery under any applicable law, government regulation or rule or listing standard of any stock exchange, will be subject to such deductions and clawback as may be required to be made pursuant to such applicable law, government regulation or rule or listing standard of any stock exchange (or any policy adopted by the Company pursuant to any such applicable law, government regulation or rule or listing standard of any stock exchange).

30	SEVERABILITY

If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

31	AWARDS TO NON-U.S. EMPLOYEES

Incentive Awards may be granted to Participants who are foreign nationals or employed outside of the United States, or both, on such terms and conditions different from those applicable to Incentive Awards to Participants employed in the United States as may, in the judgement of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee may impose conditions on the exercise or vesting in Incentive Awards in order to minimize the Company’s obligations with respect to tax equalization for employees on assignment outside of their home country.

32	SECTION 409A

All Incentive Awards granted under this Plan are intended to comply with or to be exempt from Section 409A of the Code and will be construed accordingly. However, the Company will not be liable to any Participant or beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code. All terms of this Plan that are undefined or ambiguous must be interpreted in a manner that is consistent with Section 409A of the Code if necessary to comply with Section 409A of the Code. A Participant’s right to receive any installment payments under this Plan or an Incentive Award Agreement will be treated as a right to receive a series of separate payments for purposes of Section 409A of the Code. To the extent that (i) a Participant is determined to be a “specified employee” within the meaning of Section 409A of the Code, (b) any amounts payable under this Plan or an Award Agreement represent amounts that are subject to Section 409A of the Code, and (c) such amounts are payable solely on the Participant’s “separation from service” within the meaning of Section 409A of the Code, then such amounts will not be payable to the Participant before the date that is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death), to the extent necessary to avoid the imposition of tax penalties on the Participant under Section 409A of the Code. Payments subject to the preceding sentence to which the Participant would otherwise be entitled during the first six months following the Participant’s separation date will be accumulated and paid on the first business day that is six months after the separation date.

33	APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.